UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2018, the Board of Directors of ProPhase Labs, Inc. (the “Company”) approved Amendment No. 2 to the Company’s Amended and Restated Rights Agreement, dated as of June 18, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (“AST”), as amended on January 6, 2017 (the “Rights Agreement”), in order to terminate the Rights Agreement. Thereafter, on February 20, 2018, the Company and AST entered into Amendment No. 2 to the Rights Agreement (the “Rights Plan Amendment”) to accelerate the expiration of the Rights (as defined in the Rights Agreement) from 5:00 p.m., Eastern Time, on June 18, 2024 to 5:00 p.m., Eastern time, on February 20, 2018. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired.

The foregoing is a summary of the terms of the Rights Plan Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Plan Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2018, the Board of Directors of the Company approved the Amended and Restated 2015 Executive Employment Agreement with Ted Karkus, the Company’s Chief Executive Officer (the “Amended Employment Agreement”), which will become effective February 23, 2018.

Pursuant to the terms of the Amended Employment Agreement, Mr. Karkus has voluntarily agreed to reduce his base salary from the rate set forth in his previous employment agreement (the “Prior Employment Agreement”) (i.e., not less than $675,000 per annum) to a base salary of $125,000 per annum (the “Term Base Salary”) through February 22, 2021. Unless otherwise determined by the mutual agreement of the Company and Mr. Karkus, on February 22, 2021 and thereafter, Mr. Karkus’ salary will increase from the Term Base Salary to not less than $675,000 per annum.

In consideration of Mr. Karkus’ voluntary reduction in salary, the Board of Directors has agreed to grant Mr. Karkus a stock option to purchase 2,300,000 shares of the Company’s common stock at an exercise price of $3.00 per share (the “Stock Option”). The Stock Option will be granted to Mr. Karkus on February 23, 2018, and will vest and be exercisable in 35 equal monthly installments of 63,888 shares and one monthly installment of 63,290 shares, subject to his continued employment with the Company, and subject to accelerated vesting in the event Mr. Karkus’s employment is terminated for any reason other than by the Company for Cause or by Mr. Karkus without Good Reason (as such terms are defined in the Amended Employment Agreement). The Stock Option will be exercisable for a five year term commencing on the date of grant.

The Amended Employment Agreement also revised the definition of “Change in Control” to provide that a “Change in Control” will not be deemed to have occurred unless any one person or persons acting as a group (other than Mr. Karkus) acquires ownership of the stock of the Company that, together with the stock held by such person, constitutes more than 50% of the total voting power of the stock of the Company (as opposed to 30% in the Prior Employment Agreement). A Change in Control will also be deemed to have occurred upon a change in the ownership of a substantial portion of the Company’s assets, meaning assets having a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership (subject to certain exceptions described in the Amended Employment Agreement).

The Amended Employment Agreement also modified the benefits to be received by Mr. Karkus in the event of certain terminations of his employment. Under the terms of the Amended Employment Agreement, in the event Mr. Karkus’ employment is terminated on or before February 22, 2021 for any reason other than as a result of (i) a termination for Cause (as defined in the Amended Employment Agreement), or (ii) a voluntary resignation by Mr. Karkus without a Good Reason (as defined in the Amended Employment Agreement) ((i) and (ii) collectively, an “Ineligible Termination”), then Mr. Karkus will be entitled to receive a combination of accelerated vesting of the Stock Option and a portion of a total cash severance payment of up to $1,687,500 (as described in the Amended Employment Agreement). If Mr. Karkus’ employment is terminated on or after February 23, 2021, other than for an Ineligible Termination, Mr. Karkus will be entitled to a cash severance payment equal to 2.5 times his base salary and all of his stock options and/or restricted stock will automatically vest concurrently with such termination of employment, regardless of any existing vesting schedules. If Mr. Karkus’ employment is terminated for any reason, other than an Ineligible Termination, death or disability, within 18 months following a Change in Control, or prior to a Change in Control but in contemplation of a Change in Control, which Change in Control actually occurs, then Mr. Karkus will receive a one-time severance payment in cash equal to $2,500,000 and all of his stock options and/or restricted stock will automatically vest concurrently upon such termination of employment.

The terms of the Amended Employment Agreement provide that the Amended Employment Agreement will be null and void if it is not approved by a majority of the shares voted to approve the Amended Employment Agreement (excluding the shares voted by Mr. Karkus) at a meeting of the stockholders of the Company to be held no later than September 30, 2018 (the “Stockholder Approval”). In the event the Stockholder Approval is not attained, the Prior Employment Agreement with Mr. Karkus will be reinstated in its entirety, and the initial base salary under the Prior Employment Agreement will be reinstated, retroactive to the effective date of the Amended Employment Agreement. In addition, if the Stockholder Approval is not attained, the Stock Option will terminate and be cancelled. The Stock Option may not be exercised unless and until the Stockholder Approval is attained.

The Stock Option will be granted pursuant to the 2018 Stock Incentive Plan (the “2018 Plan”), which was also adopted and approved by the Board of Directors of the Company on February 16, 2018. The 2018 Plan, like the Amended Employment Agreement, is subject to the Stockholder Approval. The 2018 Plan authorizes the issuance of up to 2,300,000 shares pursuant to stock options granted under the 2018 Plan.

The foregoing is a summary of the terms of the Amended Employment Agreement, the Stock Option and the 2018 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement and Stock Option, copies of which are attached as Exhibits 10.1 and 10.2, and incorporated herein by reference, and by the 2018 Plan, which will be filed as an exhibit to the proxy statement for the special meeting of stockholders called for the purpose of approving the new compensation arrangement with Mr. Karkus

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 16, 2018, the Board of Directors of the Company adopted and approved the Amended and Restated Bylaws of the Company principally to change the voting standard for matters presented for a vote of the Company’s stockholders (other than the election of directors which remains a plurality vote) from the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter to a majority of the votes cast by the stockholders entitled to vote on the subject matter who are present in person or represented by proxy at the meeting. The Amended and Restated Bylaws also clarify that directors may be removed with or without cause, as required by Delaware law for companies without staggered boards.

The foregoing is a summary of the terms of the Amended and Restated Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference. Additionally, a copy of the Amended and Restated Bylaws, marked to show changes to the former bylaws, are also included as Exhibit 3.1.1 hereto.

Item 8.01	Other Events.

On February 20, 2018, the Company issued a press release announcing the Rights Plan Amendment and Mr. Karkus’ new compensation arrangement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

3.1	Amended and Restated Bylaws (as of February 16, 2018)

3.1.1	Amended and Restated Bylaws (marked to show changes to former Bylaws)

4.1	Amendment No. 2 to Amended and Restated Rights Agreement, by and between ProPhase Labs, Inc., and American Stock Transfer & Trust Company, LLC, dated as of February 20, 2018

10.1	Amended and Restated 2015 Executive Employment Agreement with Ted Karkus, effective February 23, 2018

10.2	Stock Option Agreement with Ted Karkus pursuant to 2018 Stock Incentive Plan

99.1	Press release dated February 20, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

	By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: February 21, 2018